UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 18, 2014

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53981                                      20-8610073

(Commission File Number)                          (IRS Employer Identification No.)

19111 North Dallas Parkway, Suite 200

Dallas, TX                                                  75287

(Address of principal executive offices)                          (Zip Code)

(972) 695-4776

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sale of Equity Securities.

The information provided under Item 5.02 regarding the unregistered sale of equity securities is incorporated herein by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 18, 2014, D. Jonathan Merriman was appointed to the Board of Directors of Blue Calypso, Inc. (the “Company”). There were no arrangements or understandings between Mr. Merriman and the Company pursuant to which he was selected as a director.

As co-chairman and CEO of Merriman Holdings, Inc., Jon Merriman is responsible for the overall strategic direction of the firm as well as working closely with the firm's clients. He actively advises fast-growing public and private companies on complex capital market and financing issues and works directly with growth-oriented investors. With more than 25 years of experience in the investment banking and brokerage business, he brings deep experience in relationship management, corporate turnarounds and building growth companies. His extensive institutional and personal network and his trading experience give him a unique perspective when working with investment banking clients, as well as institutional investors.

Prior to forming Merriman Capital, Merriman was Managing Director and the head of the Wells Fargo Securities equity group, formerly First Security Van Kasper, and served on FSVK's Board of Directors. Merriman was subsequently appointed Chairman and CEO of publicly traded telecom company Ratexchange, which he restructured into Merriman Curhan Ford, now known as Merriman Capital. He has served on several private and public company boards over the course of his career and has been a frequent guest on Bloomberg TV, as well as CNBC's show "Fast Money," and has been a regular contributor to financial publications such as The Wall Street Journal, Barron's and The Daily Deal.  Mr. Merriman received his Bachelor of Arts in Psychology from Dartmouth College and completed coursework at New York University’s Graduate School of Business.

In connection with his appointment to the Company’s Board of Directors, Mr. Merriman was granted options to purchase 375,000 shares of the Company’s common stock at an exercise price equal to $0.10 per share. The options vest pro rata quarterly over a term of two years.

On June 12, 2012, the Company entered into an advisory agreement with Merriman Capital, Inc., a wholly owned subsidiary of Merriman Holdings, Inc., pursuant to which Merriman Capital agreed to act as a capital markets advisor to the Company. As consideration for such services, Merriman Capital receives a monthly advisory fee of $10,000, which may be paid in cash or, at the election of the Company, in shares of the Company’s common stock. In addition, Merriman Capital advised the Company in connection with its August 2014 private placement and received an advisory fee of $90,000.

Item 8.01

Other Events.

On December 23, 2014, the Company issued a press release announcing the appointment of Mr. Merriman to the Board of Directors, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release dated December 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date:  December 23, 2014

By: /s/ Andrew Levi

       Andrew Levi

Co-Chief Executive Officer

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